UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2008

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2008, the Board of Directors of STAAR Surgical Company elected John C. Moore to the Board, to serve in the seat left vacant by the resignation of David L. Schlotterbeck on October 30, 2007.

The Board has determined that Mr. Moore is an independent director as that term is defined under the Nasdaq Marketplace Rules and the applicable rules of the SEC. The committees of the Board on which Mr. Moore may serve, if any, have not been determined at the time of this Report.

The appointment of Mr. Moore to the Board was not the result of any arrangement or understanding between Mr. Moore and any other person or entity. There are no transactions between Mr. Moore or any member of his immediate family and the Company or any of its subsidiaries.

Item 7.01 Regulation FD Disclosure.

On January 14, 2008 STAAR Surgical Company published a press release announcing the appointment of John C. Moore to its Board of Directors, a copy of which is furnished as Exhibit 99.1 to this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

January 14, 2008	By:	/s/Barry Caldwell

Name: Barry Caldwell
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 14, 2007.